Exhibit 99.24(b)9
April 29, 2019
Board of Directors
Thrivent Financial for Lutherans
625 Fourth Ave. S
Minneapolis, MN 55414
RE:	Thrivent Variable Annuity Account I 1933 Act File No. 333-216125 1940 Act File No. 811-21111 CIK# 0001173488
Directors:
This opinion is furnished in connection with the filing of Post-Effective Amendment No. 2 to the registration statement on Form N-4 (“Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “1933 Act”) and the Investment Company Act of 1940.This post-effective amendment is being filed by Thrivent Variable Annuity Account I (the “Variable Account”) with respect to individual variable annuity contracts (the “Contracts”) issued by Thrivent Financial for Lutherans (“Thrivent Financial”).The Variable Account was established by the Board of Directors of Thrivent Financial on May 9, 2002.
I have made such examination of the law and have examined such records and documents as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.
I am of the following opinions:
1.	Thrivent Financial for Lutherans is a fraternal benefit society organized under the laws of the State of Wisconsin;
2.	The Variable Account is duly organized under the provisions of the Wisconsin Insurance Code as a separate account under which income, gains or losses, realized or unrealized, from assets allocated to the Variable Account, are credited or charged against the Variable Account under the terms of the Contracts without regard to income, gains or losses to Thrivent Financial;
3.	The assets held in the Variable Account equal the reserves and other liabilities under the Contracts and are not chargeable with liabilities arising out of any other business Thrivent Financial may conduct; and
4.	The Contracts have been duly authorized by Thrivent Financial, and the securities registered by the Registration Statement will, when issued in a manner contemplated by the Registration Statement, will be legally issued and represent binding obligations of Thrivent Financial in accordance with the terms of the Contracts.
I hereby consent to the use of this opinion as an exhibit to the Registration Statement.
Respectfully,
/s/ Cynthia K. Mueller
Cynthia K. Mueller
Senior Counsel